UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
___________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 31, 2023 (August 29, 2023)

GLOBALSTAR, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-33117	41-2116508
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1351 Holiday Square Blvd.
Covington,	LA	70433
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (985) 335-1500

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock, par value $0.0001 per share	GSAT	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 29, 2023 (the “Effective Date”), Globalstar, Inc. (the “Company” or “Globalstar”) entered into an Intellectual Property License Agreement (the “License Agreement”) between the Company and XCOM Labs, Inc. (“Licensor” or “XCOM”). The transaction has been unanimously approved by the Strategic Review Committee of the Board of Directors of the Company (the “Board of Directors”) and unanimously approved by the full Board of Directors.

Under the License Agreement, the Company acquired an exclusive (subject to qualifications set forth in the License Agreement), perpetual, irrevocable, royalty-free, right and license (the “License”) to use, modify, copy, make derivative work(s) of, sell, offer to sell, lease, sublicense, otherwise transfer, commercialize and to make such other use(s) of certain Intellectual Property Assets (as defined in the License Agreement), including Intellectual Property Assets relating to the development and commercialization of certain of XCOM’s key novel technologies for wireless spectrum innovations, including XCOMP, XCOM’s commercially available coordinated multi point radio system. XCOMP delivers substantial capacity gains in dense, complex, challenging wireless environments in sub 7 GHz spectrum.

As consideration for the License and the other agreements of Licensor in the License Agreement, Globalstar issued 60,582,615 shares of its common stock, par value $0.0001 per share (the “Stock Consideration”), representing a transaction value of approximately $68,737,035, subject to adjustment and a holdback to provide for certain liabilities related to the Intellectual Property Assets, in a private placement exempt from registration under the Securities Act of 1933, as amended (the “Securities Act”). Certain of these shares were delivered directly to lenders of Licensor, including affiliates of the Thermo Companies (“Thermo”), which are controlled by Globalstar’s Executive Chairman, Jay Monroe, and Dr. Paul Jacobs, in each case, in consideration for the release of underlying debts owed by Licensor in lieu of payment in cash. The number of shares of the Stock Consideration was calculated using the volume-weighted average market price of the Common Stock on the NYSE American for the 20 trading days immediately preceding the Effective Date (the “Stock Consideration Price”).

The License Agreement contains customary representations, warranties and covenants by the Company and Licensor and indemnification by the Company and Licensor, subject to typical limitations. As part of the License Agreement, certain XCOM employees, including engineering, test, product, and R&D professionals who helped develop the licensed technologies, will continue to further commercialize the technology on behalf of the Company.

To facilitate the funding of the ongoing operations of XCOM and its affiliates, approximately 36.3 million of the shares of the Stock Consideration is being resold at the Stock Consideration Price by XCOM to certain long-term investors of Globalstar and XCOM (the “Resale Purchasers”), including Thermo, in private resale transactions exempt from registration under the Securities Act. Together with shares it received for release of debt owed to it by Licensor, Thermo will have acquired approximately 4.2 million total shares, while a trust of Dr. Jacobs will have acquired approximately 16.7 million shares as a result of the transactions. In connection with the License Agreement and the related transactions, Globalstar has agreed to file a registration statement for the resale of (i) the shares of common stock acquired by the Resale Purchasers, other than Thermo, and by one unaffiliated lender of Licensor and (ii) the Stock Consideration held by XCOM.

In connection with the License Agreement, on the Effective Date, the Company also entered into a Support Services Agreement (the “Services Agreement”) by and between the Company and Licensor. Pursuant to the Services Agreement, Licensor is required to provide services to the Company assisting with certain operations of the business relating to the Intellectual Property Asset (the “Services”) and to make available to the Company certain employees and the facilities associated with the foregoing to assist with the Services. Fees payable by Globalstar, which Globalstar expects to pay in shares of its common stock, will be determined based on the amount and nature of Services it receives.

The information set forth in Item 5.02 of this Current Report on Form 8-K relating to the Employment Agreement (as defined below) is incorporated into this Item 1.01 by reference.

Item 3.02 Unregistered Sale of Securities.

The Common Stock is to be issued to the Licensor and certain creditors thereof on the terms and subject to the conditions described above, in a private placement in reliance on the exemption from the registration requirements of the Securities Act provided by Section 4(a)(2) thereunder. The Company relied on this exemption from registration based in part on representations made by the Licensor in the License Agreement.

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 29, 2023, the Company announced the retirement and resignation of David Kagan and the appointment of Dr. Paul Jacobs as Chief Executive Officer effective immediately. Dr. Jacobs, age 60, previously served as Chairman and Chief

Executive Officer of XCOM, from 2018 until now. He also served as a Director of Qualcomm from June 2005 to March 2018, including as Chairman of the Board of Directors from March 2009 to March 2018, and as Executive Chairman from March 2014 to March 2018. He served as Chief Executive Officer from July 2005 to March 2014, and as Group President of Qualcomm Wireless & Internet from July 2001 to July 2005. In addition, he served as an Executive Vice President of Qualcomm from February 2000 to June 2005. Dr. Jacobs is a director of Dropbox, Inc. and Arm Limited. Dr. Jacobs is also an owner and Vice Chairman of the Sacramento Kings, who compete in the National Basketball Association.

Dr. Jacobs does not have any family relationship with any director or executive officer of the Company and has not been directly or indirectly involved in any related person transactions with the Company, except as otherwise discussed herein. A trust for which Dr. Jacobs exercises beneficial control is a material indirect stockholder of XCOM. The foregoing discussion of the License Agreement, Services Agreement and related documents, the terms thereof and the transactions contemplated thereby is hereby incorporated by reference into this Item 5.02.

On the Effective Date, the Company entered into an Employment Agreement (the “Employment Agreement”) by and between the Company and Dr. Jacobs. The Employment Agreement provides for an initial base salary of $500,000 and eligibility to receive an annual cash bonus with a target of 100% of his base salary. In connection with his appointment as Chief Executive Officer, Dr. Jacobs will receive 40.42 million (subject to equitable adjustment in the event of a stock split, reverse stock split or combination) performance-based restricted stock awards, which shall be granted subject to the terms and conditions of the Company’s Amended and Restated 2006 Equity Incentive Plan and an individual award document provided to Dr. Jacobs, and which shall vest at any time during a four-year period from the date of grant based on the achievement of certain sustained stock price targets between $2.00 and $10.00. Dr. Jacobs will participate in certain other company benefit plans as disclosed in the Company’s proxy statement for the 2023 Annual Meeting of Stockholders.

The foregoing summary of the Employment Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of, the Employment Agreement, which is attached as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

On the Effective Date, the Company also announced that the Board of Directors has appointed Dr. Jacobs to serve as a director effective immediately. Dr. Jacobs will occupy a currently vacant seat created by the expansion of the Board of Directors as discussed in more detail in Item 5.03 below. As compensation for his services as a director, Dr. Jacobs will receive the standard director compensation set forth in the Company’s proxy statement for its 2023 Annual Meeting of Stockholders.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the foregoing transactions, the Board of Directors approved the Fifth Amended and Restated Bylaws (the “Bylaws”), which increased the number of directors on the Board of Directors from seven (7) to nine (9).

Item 9.01

(d) Exhibits

Exhibit No.	Description
3.1	Fifth Amended and Restated Bylaws

10.1††	Employment Agreement dated August 29, 2023 by and between Globalstar, Inc. and Paul Jacobs

104	Cover Page Interactive Data File (formatted as Inline XBRL)

††    Portions of the exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBALSTAR, INC.
/s/ Rebecca S. Clary
Rebecca S. Clary
Vice President and Chief Financial Officer

Date: August 31, 2023